EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the annual report of Pharma-Bio Serv, Inc. (the “Company”) on Form 10-K for the fiscal year ended October 31, 2013 as filed with the Securities and Exchange Commission on the date hereof (the “report”), the undersigned, Elizabeth Plaza, the Chairman of the Board of Directors and Principal Executive Officer of the Company, and Pedro J Lasanta, Chief Financial Officer of the Company, each certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to our knowledge:

1.	The report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and
2.	The information contained in the report fairly presents, in all material respects, the financial condition and results of operation of the Company.

Dated: January 29, 2014

/s/ Elizabeth Plaza	/s/ Pedro J. Lasanta
Elizabeth Plaza	Pedro J. Lasanta
Chairman of the Board of Directors	Chief Financial Officer
(principal executive officer)	(principal financial and accounting officer)

This certification accompanies the Form 10-K to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference to any filing of Pharma-Bio Serv, Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-K), irrespective of any general incorporation language contained in such filing.